EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

American Community Bancshares, Inc.

Monroe, North Carolina

We consent to the use of our report incorporated by reference herein.

Charlotte, North Carolina

August 22, 2005